EXHIBIT 5.1

November 14, 2007

PrivateBancorp, Inc.
70 West Madison
Chicago, Illinois  60602

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as counsel to PrivateBancorp, Inc. (the “Company”) in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration of 5,000,000 shares of the Company’s common stock, without par value (the “Common Stock”), issuable under the PrivateBancorp, Inc. Strategic Long-Term Incentive Compensation Plan (the “Plan”).  We have acted as counsel for the Company in connection with the Registration Statement.

In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Amended and Restated Certificate of Incorporation as amended, the Amended and Restated By-Laws of the Company, the Plan, as well as such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion.  We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic and the genuineness of all signatures.

Based on the foregoing and the number of shares of Common Stock issued and outstanding as of the date hereof, it is our opinion that the 5,000,000 shares of Common Stock, when issued by the Company in accordance with the Plan, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is based on the facts in existence and the laws in effect on the date hereof and is limited to the Federal securities laws and the General Corporation Law of the State of Delaware currently in effect.

We hereby consent to the use of this opinion in connection with the Registration Statement and to references to our firm therein.

Very truly yours,

/s/Vedder, Price, Kaufman & Kammholz, P.C.
VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.